UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2014

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Retirement of Officers

On September 8, 2014, the Board of Directors (the “Board”) of International Paper Company (“the Company”) appointed Mark S. Sutton, as Chief Executive Officer, effective November 1, 2014, and as Chairman of the Board, effective January 1, 2015, and Mr. Sutton resigned as President and Chief Operating Officer, effective October 31, 2014. Prior to becoming President and Chief Operating Officer on June 1, 2014, Mr. Sutton, age 53, served as Senior Vice President – Industrial Packaging, a position he held since November 2011. He served as Senior Vice President – Printing & Communications Papers the Americas from 2010 to 2011, as Senior Vice President – Global Supply Chain from 2008 through 2009, and as Vice President – Global Supply Chain from 2007 to 2008. He served as Vice President – Strategic Planning of IP from 2005 to 2007. He joined the Company in 1984.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Sutton (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The new appointment of Mr. Sutton was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity. In his new position, Mr. Sutton will be compensated in accordance with previously disclosed compensation programs for the Company’s Chief Executive Officer.

Additionally, on September 8, 2014:

•	John V. Faraci retired as Chief Executive Officer, effective October 31, 2014, as Chairman of the Board and a director, effective December 31, 2014, and as an officer and an employee, effective February 28, 2015, and the Board appointed Mr. Faraci as Special Advisor to the Board, from January 1, 2015 until February 28, 2015.

•	Tim S. Nicholls, currently Senior Vice President – Printing and Communications Papers the Americas, was appointed Senior Vice President – Industrial Packaging, effective November 1, 2014.

Election of Director

On September 8, 2014, the Board elected Ray G. Young as a director and assigned him to its Audit & Finance and Public Policy & Environment Committees, effective October 1, 2014. Mr. Young’s term as a director will expire at the annual meeting of the Company’s stockholders in May 2015, at which time his continued Board service will be subject to renomination and stockholder approval. With the election of Mr. Young, the size of the Board is now 13 members.

Mr. Young, age 52, is Senior Vice President and Chief Financial Officer of Archer-Daniels-Midland Company (“ADM”), a publicly traded company and one of the largest agricultural processors in the world, a position he has held since 2010. Prior to joining ADM, he was associated with General Motors Company (“GM”), a publicly traded company and producer of vehicles throughout the world, from 1986 to 2010. At GM and its affiliates, he served in various senior executive roles, including as its Executive Vice President and Chief Financial Officer from 2008 to 2009 and its Vice President, International Operations, China, from 2009 to 2010. He currently serves on the U.S. China Business Council. He completed his bachelor’s degree in business administration at the Ivey School of Business at the University of Western Ontario and his master’s degree in business administration (MBA) at the University of Chicago.

The Board of Directors has determined that Mr. Young is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2013, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Mr. Young was not pursuant to any arrangement or understanding between him and any other person. The Governance Committee of the Board recommended him to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying him as a potential Board candidate.

Mr. Young will be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SECTION 7. REGULATION FD.

Item 7.01.	Regulation FD Disclosure.

Copies of the Company’s press releases announcing the above-referenced officer appointments and retirement and director election are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated September 8, 2014.

99.2	Press Release of International Paper Company dated September 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: September 10, 2014	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated September 8, 2014.

99.2	Press Release of International Paper Company dated September 10, 2014.

E-1